UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 21, 2012 (August 15, 2012)

BRAZIL FAST FOOD CORP.

(Exact Name of Registrant as Specified in Its Charter)

                             Delaware

(State or Other Jurisdiction of Incorporation)

000-23278	13-3688737
(Commission File Number)	(IRS Employer Identification No.)

Rua Voluntários da Pátria, 89-9° andar – Botafogo CEP 22.270-010, Rio de Janeiro, Brazil	22270-010
(Address of Principal Executive Offices)	(Zip Code)

                             011 55 21 2536-7500

(Registrant’s Telephone Number, Including Area Code)

                                                         n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Brazil Fast Food Corp. (the “Company”) held its 2012 Annual Meeting of Stockholders at 9:00 a.m. local time in Rio De Janeiro, Brazil on August 15, 2012, for the purpose of reelecting five (5) directors. For more information on the proposal described below, please refer to the Company’s proxy statement dated July 13, 2012. As of the record date of June 29, 2012, there were a total of 8,129,437 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 5,616,644 shares of common stock, or approximately 69%, were represented in person or by proxy; therefore a quorum was present.

Proposal 1 — Election of Directors

The five (5) nominees proposed by the Board of Directors were elected to serve as a director until the Company’s Annual Meeting of Stockholders to be held in 2013 or until their successors are duly elected and qualified. The voting results for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
Guillermo Héctor Pisano	5,594,118	22,526	0
Gilberto Tomazoni	5,596,543	20,101	0
Gustavo Alberto Villela Filho	5,596,118	20,526	0
Marcos Gouvêa de Souza	5,596,038	20,606	0
Marcos Rocha	5,595,618	21,026	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 21, 2012	BRAZIL FAST FOOD CORP.

	/s/	Ricardo Figueiredo Bomeny
Ricardo Figueiredo Bomeny
Chief Executive Officer and Chief Financial Officer